Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsors and Trustee of Equity Investor Fund, Baby Boom Economy Portfolio 2001 Growth & Income Series J, Defined Asset Funds:

We consent to the use in Amendment No. 1 to Registration Statement No. 333-53478 on Form S-6 of our report dated January 23, 2001 relating to the statement of condition of Equity Investor Fund, Baby Boom Economy Portfolio 2001 Growth & Income Series J, Defined Asset Funds and to the reference to us under the heading "How the Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 23, 2001